As filed with the Securities and Exchange Commission on Commission on January 31, 2019.

Registration No. 333-227176

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Oi S.A. – In Judicial Reorganization

(Exact Name of Registrant as Specified in its Charter)

The Federative Republic of Brazil	4813	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Rua Humberto de Campos 425,8th floor, Leblon

22430-190 Rio de Janeiro, RJ

Federative Republic of Brazil

+55 21 3131-2918

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

East 40th Street, 10th Floor

New York, NY 10016

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Bagnall White & Case LLP 200 S. Biscayne Blvd. Suite 4900 Miami, FL 33131 (305) 371-2700

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Oi S.A. –In Judicial Reorganization (the “Registrant”) filed with the Securities and Exchange Commission a registration statement on Form F-1, as amended (Registration No. 333-227176) (the “Registration Statement”), registering 3,225,806,451 rights to purchase common shares of the Registrant (the “Rights”) and the 3,225,806,451 shares of common stock issuable upon exercise of the Rights. All unexercised Rights expired on January 4, 2019. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 1,604,268,162 Rights that were distributed by the Registrant but not exercised and the 1,604,268,162 common shares of the Registrant that would have been issuable upon exercise of those Rights.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rio de Janeiro, State of Rio de Janeiro, Brazil, on this 31st day of January, 2019.

OI S.A. – IN JUDICIAL REORGANIZATION

/s/ Carlos Augusto Machado Pereira de Almeida Brandão
Name:	Carlos Augusto Machado Pereira de Almeida Brandão
Title:	Chief Financial Officer and Investor Relations Officer

/s/ Bernardo Kos Winik
Name:	Bernardo Kos Winik
Title:	Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 31, 2019 in the capacities indicated:

/s/ Eurico de Jesus Teles Neto	Chief Executive Officer
EURICO DE JESUS TELES NETO	(principal executive officer)

/s/ Carlos Augusto Machado Pereira de Almeida Brandão	Chief Financial Officer and Investor Relations Officer
CARLOS AUGUSTO MACHADO PEREIRA DE ALMEIDA BRANDÃO	(principal financial officer)

/s/ David Tavares Neves Nunes	Chief Accounting Officer
DAVID TAVARES NEVES NUNES	(principal accounting officer)

*	Chairman of the Board of Directors
ELEAZAR DE CARVALHO FILHO

*	Vice-Chairman of the Board of Directors
MARCOS GRODETZKY

*	Director
HENRIQUE JOSÉ FERNANDES LUZ

*	Director
JOSÉ MAURO METTRAU CARNEIRO DA CUNHA

*	Director
MARCOS BASTOS ROCHA

*	Director
MARIA HELENA DOS SANTOS FERNANDES DE SANTANA

*	Director
PAULINO DO REGO BARROS JR.

*	Director
RICARDO REISEN DE PINHO

*	Director
RODRIGO MODESTO DE ABREU

*	Director
WALLIM CRUZ DE VASCONCELLOS JUNIOR

/s/ Roger Solé Rafols	Director
ROGER SOLÉ RAFOLS

* By:	/s/ Carlos Augusto Machado Pereira de Almeida Brandão
Name:	Carlos Augusto Machado Pereira de Almeida Brandão
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Oi S.A. – In Judicial Reorganization in the United States, has signed this registration statement on January 31, 2019.

US Authorized Representative COGENCY GLOBAL INC.

By:	/s/ Tais Laureano
For and on behalf of Cogency Global Inc.
Name:	Tais Laureano
Title:	Assistant Secretary